NEWS FROM                                                          EXHIBIT 99.1
TRANS-INDUSTRIES

Trans-Industries, Inc. o 1780 Opdyke Road o Auburn Hills, MI  48326


--------------------------------------------------------------------------------


FOR FURTHER INFORMATION:
     AT TRANS-INDUSTRIES:
     Kai Kosanke
     Chief Financial Officer
     (248) 364.0400


FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 11, 2004


                       TRANS-INDUSTRIES, INC. REPORTS 2004
                      THIRD-QUARTER AND NINE-MONTH RESULTS

AUBURN HILLS, MICHIGAN -- NOVEMBER 11 , 2004 - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), a manufacturer of lighting products for buses, particle extraction systems, electronic information systems and software related products for the mass transit, highway and commercial markets, today announced results for the third quarter and nine months ended September 30, 2004.

Sales were $6.9 million for the quarter, a decline of 17% from sales of $8.3 million for the three months ended September 30, 2003 A sales decline was evident in all product areas with significant slowness realized among information systems and lighting products Declines in these areas were realized due to capital expenditure deferrals by highway departments as well as by commercial purchasers of information systems, while shipments of lighting products were affected by a reduced level of bus production which persisted throughout the quarter and most of the year. Due in large measure to these market factors, sales for the nine months ended September 30, 2004 were $22.1 million, or 13% below those of last year when they amounted to $25.5 million for the same nine month period of 2003.

Net income for the quarter was $1.9 million, or $.60 per share, compared with a loss during last year's third quarter of $1.7 million, or $.53 per share. This profit, however, resulted solely from a gain of $2.3 million on the sale of a plant vacated by the information systems business. From operations, a loss of $490 thousand was incurred. Included in the $1.7 million loss for the third quarter of 2003 was $361,000 of restructuring costs and $1.1 million of charges for an inventory write down.

The net loss for the nine months ended September 30, 2004 was $1.1 million or $.34 per share compared with a loss of $2.3 million, or $.72 per share the prior year. The 2004 period included an inventory write-down of $2.3 million taken in the second quarter and a $2.4 million gain on the sale of the vacated plant noted above taken in the third quarter. Last year's period included an inventory write-down and restructuring costs of $1.4 million resulting is a loss of $2.3 million for the nine months ended September 30, 2003.



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A substantial improvement of the balance sheet was realized during the third quarter. Cash from the sale of the information systems plant plus the infusion of $1.5 million from the sale of subordinated convertible debt enabled the Corporation to reduce debt and improve working capital. On August 18, 2004, the Company closed refinancing with Huntington National Bank. The Company used the proceeds from the refinancing to repay its former lender, Comerica Bank, in full. The new loan agreement with Huntington National Bank includes a mortgage on its real estate for $2,000,000. The mortgage is a five year note, amortized over ten years with monthly payments of $16,667.67 and a final balloon payment of $1,000,000 due at maturity. Interest on the mortgage is at 1.75 percent over the banks prime lending rate. Additionally, the Company obtained a $6,000,000 line of credit secured by all of the Company's assets. The credit line is a three-year facility with an interest rate of 1.25 percent over the banks prime lending rate.

ABOUT THE COMPANY

The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings which may cause actual results to differ materially.


                VISIT TRANS-INDUSTRIES AT www.transindustries.com

                          FINANCIAL TABLES FOLLOW.....





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                             TRANS-INDUSTRIES, INC.
                      SALES AND EARNINGS REPORT (UNAUDITED)
                               SEPTEMBER 30, 2004

-------------------------------------------------------------------------------------------------------
                                             THIRD QUARTER ENDING               NINE MONTHS ENDING
                                                 SEPTEMBER 30                      SEPTEMBER 30
                                        -----------------------------     -----------------------------
                                            2004             2003             2004             2003
                                        ------------     ------------     ------------     ------------
Sales                                   $  6,908,580     $  8,310,848     $ 22,141,046     $ 25,503,607
Cost of Sales                              5,142,557        7,225,458       18,737,366       19,146,859
                                        ------------     ------------     ------------     ------------
   Gross Profit                            1,766,023        1,085,390        3,403,680        6,356,748

Selling, Gen. & Admin. Exp.                2,133,229        2,227,645        6,240,547        7,523,631
Interest                                     123,043          160,692          446,619          492,461
Restructuring Costs                               19          361,124          129,017          633,983
Other                                     (2,384,522)          (3,355)      (2,395,733)          (5,363)
                                        ------------     ------------     ------------     ------------
   Total Expenses                           (128,231)       2,746,106        4,420,450        8,644,712

Earnings/Loss Before Income Taxes          1,894,254       (1,660,716)      (1,016,770)      (2,287,964)

Income Taxes/Benefit                               0                0                0          (17,000)
                                        ------------     ------------     ------------     ------------
   Net Income/Loss                         1,894,254       (1,660,716)      (1,016,770)      (2,270,964)
Preferred Dividend                           (18,750)               0          (43,542)               0
                                        ------------     ------------     ------------     ------------

Net Earnings/(Loss) Available to
Common Shareholders                     $  1,875,504     $ (1,660,716)    $ (1,060,312)    $ (2,270,964)
                                        ============     ============     ============     ============

Earnings/Loss Per Share
   Basic                                $       0.60     $      (0.53)    $      (0.34)    $      (0.72)
                                        ============     ============     ============     ============

 * Includes $2,378,390 gain on the sale of the Vultron building.

Weighted Average Number of
   Shares Outstanding                      3,139,737        3,139,737        3,139,737        3,139,737

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                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                    THIRD QUARTER ENDING
                                                        SEPTEMBER 30
                                                 --------------------------
ASSETS:                                              2004           2003
                                                 -----------    -----------
Total Current Assets                             $13,746,062    $17,825,110
Net Fixed Assets                                   3,251,545      3,742,306
Other Assets                                         743,898        386,474
                                                 -----------    -----------
   Total Assets                                  $17,741,505    $21,953,890
                                                 ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Total Current Liabilities                        $10,633,880    $14,568,106
Deferred Income Taxes                                      0        458,000
Long-Term Debt                                     1,735,739        296,374
Shareholders' Equity                               5,371,886      6,631,410
                                                 -----------    -----------
   Total Liabilities and Shareholders' Equity    $17,741,505    $21,953,890
                                                 ===========    ===========